INVESTMENT SUB-
ADVISORY AGREEMENT
SEI INSTITUTIONAL
INTERNATIONAL TRUST

       AGREEMENT made as of this 12th day of
September, 2017 between SEI Investments
Management Corporation (the Adviser) and
Colchester Global Investors Limited (the Sub-
Adviser).

       WHEREAS, SEI Institutional International
Trust, a Massachusetts business trust (the
Trust), is registered as an open-end management investment company under the Investment Company
Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16,
1994, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser. Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), and subject to the following:

(a)	The Sub-Adviser shall, in
consultation with and subject to the
direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by a Fund, and what portion of the Assets will be invested or held uninvested in cash.


(b)	In the performance of its duties and
obligations under this Agreement, the
Sub- Adviser shall act in conformity
with the Trusts Declaration of Trust
(as defined herein), Prospectus,
Compliance Policies and Procedures and
with the instructions and directions
of the Adviser and of the Board of
Trustees of the Trust and will
conform to and comply with the
requirements of the 1940 Act, the
Internal Revenue Code of 1986 (the
Code), and all other applicable
federal and state laws and
regulations, as each is amended from
time to time.

(c)	The Sub-Adviser shall determine the
Assets to be purchased or sold by a
Fund as provided in subparagraph (a)
and will place orders with or through
such persons,


brokers or dealers to carry out the
policy with respect to brokerage set
forth in a Funds compliance policy and
procedures or as the Board of Trustees
or the Adviser may direct from time to
time, in conformity with all federal
securities laws.

In executing Fund transactions and
selecting brokers or dealers, the Sub-
Adviser will use its best efforts to
seek on behalf of each Fund the best
overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the
Exchange Act)). Consistent with any
guidelines established by the Board of
Trustees of the Trust and Section 28(e)
of the Exchange Act, the Sub-Adviser is
authorized to pay to a broker or dealer
who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-
Adviser to its discretionary clients,
including a Fund.

In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers
(including brokers and dealers that are
affiliated with the Adviser, Sub-Adviser or the Trusts principal underwriter) if the Sub- Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds
Assets be purchased from or sold to the
Adviser, Sub- Adviser, the Trusts
principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (SEC) and the 1940 Act.


 (d)	The Sub-Adviser shall maintain all
books and records with respect to
transactions involving the Assets
required by subparagraphs (b)(5), (6),
(7), (9),
(10) and (11) and paragraph (f) of Rule
31a-1 under the 1940 Act. The Sub-
Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Advisers services under this
Agreement needed by the Adviser to keep
the other books and records of a Fund


required by Rule 31a-1 under the 1940
Act. The Sub-Adviser agrees that all
records that it maintains on behalf of a Fund are property of the Fund and the Sub-
Adviser will surrender promptly to a Fund any of such records upon the Funds request; provided, however, that the Sub-
Adviser may retain a copy of such
records. In addition, for the duration
of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)	The Sub-Adviser shall provide a Funds
custodian on each business day with
information relating to all transactions concerning a Funds Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)	To the extent called for by the Trusts
Compliance Policies and Procedures, or as reasonably requested by a Fund, the Sub-
Adviser shall provide the Fund with
information and advice regarding Assets
to assist the Fund in determining the
appropriate valuation of such Assets.

(g)	The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(h)	The Sub-Adviser shall promptly notify the
Adviser of any financial condition that
is reasonably likely to impair the Sub-
Advisers ability to fulfill its
commitment under this Agreement.

(i)	(i) Except under the circumstances set
forth  in  subsection  (ii),  the
Sub- Adviser shall not be
responsible for reviewing proxy
solicitation materials or voting
and handling proxies in relation to
the securities held as Assets in a
Fund. If the Sub-Adviser receives a
misdirected proxy, it shall
promptly forward such misdirected
proxy to the Adviser.

(ii)	The Sub-Adviser hereby agrees that
upon 60 days written notice from
the Adviser, the Sub-Adviser shall
assume responsibility for reviewing
proxy solicitation materials and
voting proxies in relation to the
securities held as Assets in a
Fund. As of the time the Sub-
Adviser shall assume such
responsibilities with respect to
proxies under this sub-section (ii),
the Adviser shall instruct the
custodian and other parties
providing services to a Fund to
promptly forward misdirected proxies
to the Sub-Adviser.

(j)	In performance of its duties and
obligations under this Agreement, the
Sub- Adviser shall not consult with any
other sub-adviser to a Fund or a sub-
adviser to a portfolio that is under
common control with a Fund concerning
the Assets,


except as permitted by the policies and
procedures of a Fund.  The Sub-Adviser
shall not provide investment advice to
any assets of a Fund other than the
Assets.

(k)	On occasions when the Sub-Adviser deems
the purchase or sale of a security to
be in the best interest of a Fund as
well as other clients of the Sub-
Adviser, the Sub- Adviser may, to the
extent permitted by applicable law and
regulations, aggregate the order for
securities to be sold or purchased.
In such event, the Sub-Adviser will
allocate securities so purchased or
sold, as well as the expenses incurred
in the transaction, in a manner the
Sub-Adviser reasonably considers to be
equitable and consistent with its
fiduciary obligations to a Fund and
to such other clients under the
circumstances.

(l)	The Sub-Adviser shall provide to the
Adviser or the Board of Trustees
such periodic and special reports,
balance sheets or financial
information, and such other
information with regard to its
affairs as the Adviser or Board of
Trustees may reasonably request. The
Sub-Adviser shall also furnish to the
Adviser any other information relating
to the Assets that is required to be
filed by the Adviser or the Trust
with the SEC or sent to shareholders
under the 1940 Act (including the
rules adopted thereunder) or any
exemptive or other relief that the
Adviser or the Trust obtains from the
SEC.

(m)	With respect to the Assets of a Fund,
the Sub-Adviser shall file any
required reports with the SEC pursuant
to Section 13(f) and Section 13(g) of
the Securities Exchange Act of 1934,
as amended and the rules and
regulations thereunder.


To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers, employees or control affiliates;
provided, however, that the use of such
mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement. The Adviser acknowledges that the Sub-Adviser may periodically outsource to third parties functions related to its business and business operations, and that the disclosure of information to any such third party shall not constitute a breach or violation of this Agreement.

2.	Duties of the Adviser. The Adviser shall
continue to have responsibility for all
services to be provided to each Fund
pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the
Trusts Declaration of Trust (as defined
herein), Prospectus, Compliance Policies and Procedures, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.


3.	Delivery of Documents. The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trusts Agreement and Declaration
of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts
(such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);

(b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement and as amended from time to time, are herein called the By-Laws); and

(c)	Prospectus of each Fund.

4.	Compensation to the Sub-Adviser. For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub-Advisers management and will be paid to the Sub-Adviser monthly.
For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Advisers management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification. The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Advisers obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold
harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Advisers obligations under this Agreement; provided, however, that the Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-
Adviser, is caused by or is otherwise
directly related to the Sub-Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination. This Agreement
shall become effective upon approval by the
Trusts Board of Trustees and its execution
by the parties hereto.   Pursuant to the


exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company
Act Release No. 21921, approval of the
Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection
(if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940
Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-
Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser.
This Agreement shall terminate
automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Compliance Program of the Sub-Adviser.	The
Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under
the Investment Advisers Act of 1940,
as amended (the Advisers Act), the
Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures reasonably
designed to prevent violation by the
Sub-Adviser and its supervised persons
(as such term is defined in the
Advisers Act) of the Advisers Act and
the rules the SEC has adopted under
the Advisers Act; and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent
violation of the federal securities
laws (as such term is defined in Rule
38a-1 under the 1940 Act) by the Funds
and the Sub-Adviser (the policies and
procedures referred to in this
Paragraph 7(b), along with the
policies and procedures referred to
in Paragraph 7(a), are referred to
herein as the Sub-Advisers Compliance
Program).

8.	Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly
provide, subject to the
confidentiality provisions described
below in Section 8(a)(i), to the
Trusts Chief Compliance Officer (CCO)
the following documents:


(i)	to the extent the Sub-Adviser is
permitted to do so by applicable
law or regulation, a summary of
all non-routine SEC examination
correspondences, including
correspondences regarding books
and records examinations and
sweep examinations, issued
during the term of this
Agreement, in which the SEC
identified any concerns, issues
or matters (such correspondences
are commonly referred to as
deficiency letters relating to
any aspect of the Sub-Advisers
investment advisory business
(which the Advisor will hold in
confidence and not disclose to
any third party without the
Sub-Advisors prior written
consent). The Sub-Adviser shall
ensure that any information
provided to the Adviser pursuant
to this Section 8(a)(i) shall
be redacted to the extent
necessary to protect the
confidentiality of the Sub-
Advisers other clients;

(ii)	a report of any material
violations of the Sub-Advisers
Compliance Program or any
material compliance matters (as
such term is defined in Rule
38a-1 under the 1940 Act) that
have occurred with respect to
the Sub-Advisers Compliance
Program;

(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program;

(iv)	a summary of the Sub-Advisers
chief compliance officers report
(or similar document(s) which
serve the same purpose)
regarding his or her annual
review of the Sub-Advisers
Compliance Program, as required
by Rule 206(4)-7 under the
Advisers Act; and

(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation
regarding the Sub-Advisers
compliance with Paragraphs 7 and
8 of this Agreement.

(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

(i)	reasonable access during normal
business hours to summary
outlines of the testing that
the Sub-Advisers chief
compliance officer relies upon
to monitor the effectiveness of
the implementation of the Sub-
Advisers Compliance Program; and

(ii)	reasonable access, during
normal business hours, to the
Sub-Advisers facilities for the
purpose of conducting pre-
arranged on-site compliance
related due diligence meetings
with personnel of the Sub-
Adviser.

9.	Governing Law. This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without
regard to conflict of law principles;
provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.


10.	Severability. Should any part of this
Agreement be held invalid by a court
decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.	Notice. Any notice, advice or report to
be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
SEI Investments Management
Corporation One Freedom Valley
Drive
Oaks, PA 19456
Attention:  Legal Department
To the Trusts CCO at:
SEI Investments Management
Corporation One Freedom Valley
Drive
Oaks, PA 19456
Attention: Russ Emery
To the Sub-Adviser at:
Colchester Global Investors Limited
20 Savile Row
London W1S 3PR, United
Kingdom Attention: Keith
Lloyd


12.	Noncompete Provisions.

(a)	The Sub-Adviser hereby agrees that, the
Sub-Adviser will:

(i)	waive enforcement of any
noncompete agreement or other
agreement or arrangement to
which it is currently a party
that restricts, limits, or
otherwise interferes with the
ability of the Adviser to
employ or engage any person or
entity to provide investment
advisory or other services and
will transmit to any person
or entity notice of such
waiver as may be required to
give effect to this provision;
and

(ii)	not become a party to any
noncompete agreement or other
agreement or arrangement that
restricts, limits or otherwise
interferes with the ability of
the Adviser to employ or
engage any person or entity to
provide investment advisory or
other services.

(b)	Notwithstanding	any	termination	of
	this	Agreement,	the
	Sub-Advisers
obligations under this Paragraph 12
shall survive.


13.	Amendment of Agreement. This Agreement may
be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940
Act and the rules and regulations promulgated thereunder.

14.	Entire Agreement. This Agreement embodies
the entire agreement and understanding
between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter.
This Agreement may be executed in any
number of counterparts, each of which
shall be deemed to be an original, but
such counterparts shall, together,
constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.


15.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on
file with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the
1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
Colchester Global Investors
Limited

By:	_/s/ William T. Lawrence

By:	_/s/ Keith Lloyd
Name:	William T. Lawrence
Name:	Keith Lloyd
Title:	Vice President
Title:	Director
Witnessed By:
/s/ Laura Evans
Name:
Laura Evans
Title:
Legal Associate


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SEI INSTITUTIONAL
INTERNATIONAL TRUST

International Fixed
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Pursuant to Paragraph 4, the Adviser shall pay
the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

              International Fixed Income Fund
	R
EDACTED




Agreed and Accepted:


SEI Investments Management Corporation
Colchester Global Investors
Limited

By:	_/s/ William T. Lawrence

By:	_/s/ Keith Lloyd
Name:	William T. Lawrence
Name:	Keith Lloyd
Title:	Vice President
Title:	Director

Witnessed By:
/s/ Laura Evans